UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On January 23, 2006, Provident Financial Holdings, Inc. issued its earnings release for the quarter ended December 31, 2005. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)          Exhibits

            99.1        Earnings Release of Provident Financial Holdings, Inc. dated January 23, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2006                            PROVIDENT FINANCIAL HOLDINGS, INC.

                                                                /s/ Craig G. Blunden
                                                                Craig G. Blunden
                                                                Chairman, President and Chief Executive Officer
                                                                (Principal Executive Officer)

                                                                /s/ Donavon P. Ternes
                                                                Donavon P. Ternes
                                                                Chief Financial Officer
                                                                (Principal Financial and Accounting Officer)

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EXHIBIT 99.1

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3756 Central Avenue                                                         Contacts:
Riverside, CA 92506                                                          Craig G. Blunden, CEO
(951) 686 - 6060                                                                  Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS, INC.
REPORTS SECOND QUARTER EARNINGS

Net Interest Margin Expands (Sequential Quarter)

Operating Expenses Decline

Gain on Sale of Real Estate Contributes Approximately $0.53 Per Share

        Riverside, Calif. - January 23, 2006 - Provident Financial Holdings, Inc. ("Company"), Nasdaq: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced earnings for the second quarter of its fiscal year ending June 30, 2006.

        For the quarter ended December 31, 2005, the Company reported net income of $8.38 million, or $1.23 per diluted share (on 6.84 million weighted-average shares outstanding), compared to net income of $5.03 million, or $0.71 per diluted share (on 7.11 million weighted-average shares outstanding), in the comparable period a year ago. The sale of a commercial office building in the second quarter of fiscal 2006 resulted in a gain on sale of real estate of $6.28 million (approximately $3.64 million, net of statutory taxes) which contributed approximately $0.53 to the diluted earnings per share for the quarter.

        "I am pleased to report the successful sale of the commercial office building that we have owned since 1999," said Craig G. Blunden, Chairman, President and Chief

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Executive Officer of the Company. "The positive cash-flow and capital generated from the sale will be used to support the continued growth of our community banking business in the Inland Empire of Southern California. Our recent announcement describing a new retail/business banking office in the La Sierra area of Riverside, California underscores the investment that we will be making for our continued growth."

        Return on average assets for the second quarter of fiscal 2006 was 2.13 percent, compared to 1.37 percent for the same period of fiscal 2005. Return on average stockholders' equity for the second quarter of fiscal 2006 was 26.12 percent, compared to 17.60 percent for the comparable period of fiscal 2005.

        On a sequential quarter basis, net income for the second quarter of fiscal 2006 increased by $3.45 million to $8.38 million, or 70 percent, from $4.93 million in the first quarter of fiscal 2006; and diluted earnings per share increased $0.52 to $1.23, or 73 percent, from 71 cents in the first quarter of fiscal 2006 results. Return on average assets increased 91 basis points to 2.13 percent for the second quarter of fiscal 2006 from 1.22 percent in the first quarter of fiscal 2006 and return on average equity increased to 26.12 percent for the second quarter of fiscal 2006 from 15.80 percent in the first quarter of fiscal 2006.

        For the six months ended December 31, 2005, net income was $13.32 million, an increase of 43 percent from net income of $9.29 million for the comparable period ended December 31, 2004; and diluted earnings per share for the six months ended December 31, 2005 increased $0.62, or 47 percent, to $1.93 from $1.31 for the comparable period last year. Return on average assets for the six months ended December 31, 2005 increased 36 basis points to 1.67 percent from 1.31 percent for the six-month period a

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year earlier. Return on average stockholders' equity for the six months ended December 31, 2005 was 21.01 percent, compared to 16.50 percent for the six-month period a year earlier.

        Net interest income before provision for loan losses increased $591,000, or six percent, to $10.97 million in the second quarter of fiscal 2006 from $10.38 million for the same period in fiscal 2005. Non-interest income increased $4.91 million, or 76 percent, to $11.41 million in the second quarter of fiscal 2006 from $6.50 million in the comparable period of fiscal 2005. Non-interest expense decreased $270,000, or three percent, to $7.77 million in the second quarter of fiscal 2006 from $8.04 million in the comparable period in fiscal 2005.

        The average balance of loans outstanding increased by $160.9 million to $1.28 billion in the second quarter of fiscal 2006 from $1.12 billion in the same quarter of fiscal 2005, and the average yield increased by 30 basis points to 5.95 percent in the second quarter of fiscal 2006 from an average yield of 5.65 percent in the same quarter of fiscal 2005. The increase in the average loan yield was primarily attributable to new loans and the repricing of existing adjustable rate loans in the loans held for investment portfolio. Total portfolio loan originations (including loans purchased for investment) in the second quarter of fiscal 2006 were $150.4 million, which consisted primarily of single-family, multi-family, commercial real estate and construction loans. This compares to total portfolio loan originations (including loans purchased for investment) of $216.1 million in the second quarter of fiscal 2005. The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) increased by $42.2 million, or 15 percent, to $325.4 million at December 31, 2005 from $283.2 million

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at December 31, 2004. The ratio of preferred loans to total portfolio loans increased to 28 percent at December 31, 2005 as compared to 27 percent at December 31, 2004. Loan prepayments in the second quarter of fiscal 2006 were $124.4 million, compared to $125.9 million in the same quarter of fiscal 2005.

        Average deposits increased by $43.2 million to $955.4 million and the average cost of deposits increased by 55 basis points to 2.27 percent in the second quarter of fiscal 2006, compared to an average balance of $912.2 million and an average cost of 1.72 percent in the same quarter last year. Transaction account balances (core deposits) decreased by $84.7 million, or 16 percent, to $445.4 million at December 31, 2005 from $530.1 million at December 31, 2004. The decrease is attributable to a decline in money market and savings accounts, partly offset by an increase in checking accounts. Time deposits increased by $118.4 million, or 31 percent, to $499.7 million at December 31, 2005 as compared to $381.3 million at December 31, 2004. The increase is primarily attributable to the Company's successful time deposit marketing campaign and depositors switching from money market accounts to time deposits.

        The average balance of borrowings, which primarily consists of FHLB advances, increased by $41.5 million to $455.4 million, and the average cost of advances increased 43 basis points to 4.19 percent in the second quarter of fiscal 2006, compared to an average balance of $413.9 million and an average cost of 3.76 percent in the same quarter of fiscal 2005. The increase in the average cost of borrowings was primarily the result of higher interest rates on short-term advances.

        The net interest margin during the second quarter of fiscal 2006 decreased 6 basis points to 2.87 percent from 2.93 percent during the same quarter last year. On a

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sequential quarter basis, the net interest margin in the second quarter of fiscal 2006 increased seven basis points from 2.80 percent in the first quarter of fiscal 2006.

        During the second quarter of fiscal 2006, the Company recorded a recovery provision of $27,000, compared to a loan loss provision of $260,000 during the same period of fiscal 2005. The recovery provision for loan losses was primarily attributable to a smaller balance of classified loans, partly offset by an increased balance in loans held for investment. The allowance for loan losses is considered sufficient to absorb potential losses inherent in loans held for investment.

        The increase in non-interest income in the second quarter of fiscal 2006 compared to the same period of fiscal 2005 was primarily the net result of the gain on sale of real estate in the second quarter of fiscal 2006 and a decrease in the gain on sale of loans. The gain on sale of loans decreased $1.73 million, or 34 percent, to $3.36 million for the quarter ended December 31, 2005 from $5.09 million in the comparable quarter last year. The average loan sale margin for mortgage banking was 110 basis points for the quarter ended December 31, 2005, down 41 basis points from 151 basis points in the comparable quarter last year, and the volume of loans originated for sale decreased to $302.4 million. On a sequential quarter basis, the average loan sale margin for mortgage banking in the second quarter of fiscal 2006 decreased by 13 basis points to 110 basis points from 123 basis points in the prior quarter and was primarily the result of a more competitive mortgage banking environment during the quarter. The volume of loans originated for sale declined to $302.4 million in the second quarter of fiscal 2006 from $310.9 million during the same period last year. Total loan originations (including purchased loans) were $452.8 million in the second quarter of fiscal 2006, a decrease of $74.2 million from

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$527.0 million in the same quarter of fiscal 2005. The decline in loan originations was primarily attributable to lower loan demand, increases in interest rates and a more competitive environment.

        In the second quarter of fiscal 2006, the fair-value adjustment of derivative financial instruments pursuant to Statement of Financial Accounting Standards ("SFAS") No. 133 on the consolidated statement of operations was a favorable $63,000, compared to a favorable adjustment of $132,000 in the same period last year. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and results in timing differences in the recognition of income, which may have an adverse impact on future earnings.

        Non-interest expense for the second quarter of fiscal 2006 decreased $270,000, or three percent, to $7.77 million from $8.04 million in the same quarter in fiscal 2005. The decrease in non-interest expense was primarily the result of a decrease in variable compensation expense related to lower loan production volume in both business segments (community banking and mortgage banking). The Company recorded $90,000 of stock option compensation expense in the second quarter of fiscal 2006 as a result of SFAS No. 123R (Share Based Payment) which was adopted on July 1, 2005. The Company's efficiency ratio improved to 35 percent in the second quarter of fiscal 2006 from 48 percent in the second quarter of fiscal 2005. For the six months ended December 31, 2005 the efficiency ratio improved to 41 percent from 48 percent during the same period in fiscal 2005.

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        Non-performing assets decreased to $849,000, or 0.05 percent of total assets, at December 31, 2005, compared to $1.1 million, or 0.08 percent of total assets, at December 31, 2004. The allowance for loan losses was $9.3 million at December 31, 2005, or 0.79 percent of gross loans held for investment, compared to $8.5 million, or 0.81 percent of gross loans held for investment at December 31, 2004.

        The effective income tax rate for the second quarter of fiscal 2006 was 42.7 percent as compared to 41.3 percent for the same quarter last year. The Company believes that the effective income tax rate applied in the second quarter of fiscal 2006 reflects its current income tax obligations.

        The Company repurchased 169,015 shares of its common stock during the quarter ended December 31, 2005 at an average cost of $27.25 per share. As of December 31, 2005, the Company has repurchased 57 percent of the shares authorized by the June 2005 Stock Repurchase Program, leaving 150,825 shares available for future repurchase activity.

        The Bank currently operates 12 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire) along with 14 Provident Bank Mortgage loan production offices located throughout Southern California. During the quarter, the Company announced plans for its 13th retail/business banking office, which will be located in the La Sierra area of Riverside, California and is scheduled to open in the summer of 2006.

        The Company will host a conference call for institutional investors and bank analysts on Tuesday, January 24, 2006 at 9:00 a.m. (Pacific Time) to discuss its financial results. The conference call can be accessed by dialing (800) 288-8975 and requesting

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the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Tuesday, January 31, 2006 by dialing (800) 475-6701 and referencing access code number 813150.

For more financial information about the Company please visit the website at www.myprovident.com and click on the Investor Relations section.

Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2005, as amended.

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - In Thousands)
	December 31, 2005	June 30, 2005

Assets
Cash and due from banks	$ 44,439	$ 20,342
Federal funds sold	-	5,560
Cash and cash equivalents	44,439	25,902

Investment securities - held to maturity
(fair value $49,985 and $51,327, respectively)	51,230	52,228
Investment securities - available for sale at fair value	148,390	180,204
Loans held for investment, net of allowance for loan losses of
$9,253 and $9,215, respectively	1,161,764	1,131,905
Loans held for sale, at lower of cost or market	7,793	5,691
Receivable from sale of loans	100,752	167,813
Accrued interest receivable	6,502	6,294
Real estate held for investment, net	653	9,853
Federal Home Loan Bank ("FHLB") - San Francisco stock	38,849	37,130
Premises and equipment, net	7,318	7,443
Prepaid expenses and other assets	8,234	7,659

Total assets	$ 1,575,924	$ 1,632,122

Liabilities and Stockholders' Equity
Liabilities:
Non-interest bearing deposits	$ 50,739	$ 48,173
Interest bearing deposits	894,359	870,458
Total deposits	945,098	918,631

Borrowings	467,228	560,845
Accounts payable, accrued interest and other liabilities	33,093	29,657
Total liabilities	1,445,419	1,509,133

Stockholders' equity:
Preferred stock, $.01 par value; (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value; (15,000,000 shares authorized; 12,038,772 and 11,973,340 shares issued, respectively; 6,823,796 and 6,956,815 shares outstanding, respectively)

	120	120
Additional paid-in capital	61,298	59,497
Retained earnings	137,756	126,381
Treasury stock at cost (5,214,976 and 5,016,525 shares, respectively)
	(67,486)	(62,046)
Unearned stock compensation	(973)	(1,272)
Accumulated other comprehensive (loss) income, net of tax	(210)	309
Total stockholders' equity	130,505	122,989
Total liabilities and stockholders' equity	$ 1,575,924	$ 1,632,122

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended December 31,		Six Months Ended December 31,

	2005	2004	2005	2004
Interest income:
Loans receivable, net	$ 18,993	$ 15,766	$ 38,036	$ 30,449
Investment securities	1,725	2,171	3,538	4,204
FHLB - San Francisco stock	457	303	862	673
Interest earning deposits	53	6	93	11
Total interest income	21,228	18,246	42,529	35,337

Interest expense:
Checking and money market deposits	311	294	598	589
Savings deposits	838	1,172	1,742	2,407
Time deposits	4,307	2,483	8,089	4,487
Borrowings	4,806	3,922	10,164	7,527
Total interest expense	10,262	7,871	20,593	15,010

Net interest income	10,966	10,375	21,936	20,327
(Recovery) provision for loan losses	(27)	260	38	902
Net interest income after provision for loan losses	10,993	10,115	21,898	19,425

Non-interest income:
Loan servicing and other fees	791	450	1,434	849
Gain on sale of loans, net	3,356	5,085	7,749	9,461
Real estate operations, net	(26)	151	(21)	271
Deposit account fees	550	420	1,044	875
Gain on sale of investment securities	-	-	-	384
Gain on sale of real estate	6,283	-	6,283	-
Other	457	391	877	750
Total non-interest income	11,411	6,497	17,366	12,590

Non-interest expense:
Salaries and employee benefits	4,977	5,314	10,181	10,391
Premises and occupancy	718	633	1,511	1,304
Equipment	406	387	805	791
Professional expenses	293	285	637	505
Sales and marketing expenses	255	269	474	451
Other	1,120	1,151	2,314	2,207
Total non-interest expense	7,769	8,039	15,922	15,649

Income before taxes	14,635	8,573	23,342	16,366
Provision for income taxes	6,252	3,539	10,026	7,077
Net income	$ 8,383	$ 5,034	$ 13,316	$ 9,289

Basic earnings per share	$ 1.28	$ 0.77	$ 2.03	$ 1.41
Diluted earnings per share	$ 1.23	$ 0.71	$ 1.93	$ 1.31
Cash dividends per share	$ 0.14	$ 0.14	$ 0.28	$ 0.24

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations - Sequential Quarter (Unaudited - Dollars in Thousands, Except Earnings Per Share)

	Quarter Ended
	December 31,	September 30,
	2005	2005
Interest income:
Loans receivable, net	$ 18,993	$ 19,043
Investment securities	1,725	1,813
FHLB - San Francisco stock	457	405
Interest-earning deposits	53	40
Total interest income	21,228	21,301

Interest expense:
Checking and money market deposits	311	287
Savings deposits	838	904
Time deposits	4,307	3,782
Borrowings	4,806	5,358
Total interest expense	10,262	10,331

Net interest income	10,966	10,970
(Recovery) provision for loan losses	(27)	65
Net interest income after provision for loan losses	10,993	10,905

Non-interest income:
Loan servicing and other fees	791	643
Gain on sale of loans, net	3,356	4,393
Real estate operations, net	(26)	5
Deposit account fees	550	494
Gain on sale of real estate	6,283	-
Other	457	420
Total non-interest income	11,411	5,955

Non-interest expense:
Salaries and employee benefits	4,977	5,204
Premises and occupancy	718	793
Equipment	406	399
Professional expenses	293	344
Sales and marketing expenses	255	219
Other	1,120	1,194
Total non-interest expense	7,769	8,153

Income before taxes	14,635	8,707
Provision for income taxes	6,252	3,774
Net income	$ 8,383	$ 4,933

Basic earnings per share	$ 1.28	$ 0.75
Diluted earnings per share	$ 1.23	$ 0.71
Cash dividends per share	$ 0.14	$ 0.14

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information)
	Quarter Ended December 31,		Six Months Ended December 31,
	2005	2004	2005	2004
SELECTED FINANCIAL RATIOS:
Return on average assets	2.13%	1.37%	1.67%	1.31%
Return on average stockholders' equity	26.12%	17.60%	21.01%	16.50%
Stockholders' equity to total assets	8.28%	7.68%	8.28%	7.68%
Net interest spread	2.67%	2.80%	2.65%	2.84%
Net interest margin	2.87%	2.93%	2.83%	2.98%
Efficiency ratio	34.72%	47.65%	40.51%	47.54%
Average interest earning assets to average
interest bearing liabilities	108.32%	106.91%	107.81%	107.02%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 1.28	$ 0.77	$ 2.03	$ 1.41
Diluted earnings per share	$ 1.23	$ 0.71	$ 1.93	$ 1.31
Book value per share	$ 19.12	$ 16.60	$ 19.12	$ 16.60
Shares used for basic EPS computation	6,545,650	6,576,530	6,565,218	6,589,145
Shares used for diluted EPS computation	6,840,581	7,107,785	6,883,769	7,090,564
Total shares issued and outstanding	6,823,796	7,011,935	6,823,796	7,011,935

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.07%	0.11%
Non-performing assets to total assets	0.05%	0.08%
Allowance for loan losses to non-performing loans	1,089.87%	742.58%
Allowance for loan losses to gross loans held for
investment	0.79%	0.81%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	8.02%	6.31%
Tier 1 (core) capital ratio	8.02%	6.31%
Total risk-based capital ratio	13.99%	11.18%
Tier 1 risk-based capital ratio	13.00%	10.24%

LOANS ORIGINATED FOR SALE:
Retail originations	$ 87,382	$ 93,099	$ 220,484	$ 176,351
Wholesale originations	215,018	217,798	471,173	435,809
Total loans originated for sale	$ 302,400	$ 310,897	$ 691,657	$ 612,160

LOANS SOLD:
Servicing released	$ 304,895	$ 301,613	$ 697,755	$ 548,999
Servicing retained	7,857	19,455	14,494	39,206
Total loans sold	$ 312,752	$ 321,068	$ 712,249	$ 624,205

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	As of December 31,
	2005		2004
	Balance	Rate	Balance	Rate
INVESTMENT SECURITIES:
Held to maturity:
U.S. government sponsored enterprise debt securities	$ 51,027	2.83%	$ 54,030	2.78%
U.S. government agency mortgage-backed securities ("MBS")	3	9.78	4	10.79
Corporate bonds	-	-	993	6.80
Certificates of deposit	200	3.25	200	1.38
Total investment securities held to maturity	51,230	2.83	55,227	2.85

Available for sale (at fair value):
U.S. government sponsored enterprise debt securities	24,218	2.86	24,441	2.86
U.S. government agency MBS	45,039	4.09	63,658	3.94
U.S. government sponsored enterprise MBS	72,041	3.87	110,568	3.72
Private issue collateralized mortgage obligations ("CMO")	6,183	3.64	8,601	3.66
Freddie Mac common stock	392		442
Fannie Mae common stock	19		28
Other common stock	498		-
Total investment securities available for sale	148,390	3.74	207,738	3.68
Total investment securities	$ 199,620	3.51%	$ 262,965	3.50%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 830,420	5.54%	$ 750,088	5.38%
Multi-family (5 or more units)	120,399	5.98	84,912	5.57
Commercial real estate	128,905	6.78	118,471	6.37
Construction	148,039	8.29	143,705	6.19
Commercial business	13,816	8.01	15,895	6.99
Consumer	795	9.76	738	8.80
Other	11,617	8.40	11,497	7.02
Total loans held for investment	1,253,991	6.09%	1,125,306	5.64%

Undisbursed loan funds	(85,708)		(79,777)
Deferred loan costs	2,734		2,229
Allowance for loan losses	(9,253)		(8,510)
Total loans held for investment, net	$1,161,764		$1,039,248

Purchased loans serviced by others (included above)	$ 56,475	7.05%	$ 40,889	5.98%

DEPOSITS :
Checking accounts - non-interest bearing	$ 50,739	-%	$ 45,061	-%
Checking accounts - interest bearing	132,961	0.63	124,842	0.53
Savings accounts	225,339	1.41	314,481	1.45
Money market accounts	36,341	1.12	45,713	1.08
Time deposits	499,718	3.52	381,294	2.71
Total deposits	$ 945,098	2.33%	$ 911,391	1.76%

Note: The interest rate described in the rate column is the weighted-average interest rate of all instruments, which are included in the balance of the respective line item.

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	As of December 31,
	2005		2004
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 41,400	4.18%	$ 12,500	2.00%
Six month or less	42,000	3.93	130,000	2.47
Over six to twelve months	10,000	2.71	5,000	2.61
Over one to two years	65,000	3.51	32,000	3.38
Over two to three years	67,000	3.81	60,000	3.48
Over three to four years	60,000	3.83	42,000	3.85
Over four to five years	70,000	4.91	60,000	3.83
Over five years	111,828	4.69	121,861	4.96
Total borrowings	$ 467,228	4.17%	$ 463,361	3.61%

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$ 1,276,886	$ 1,115,966	$ 1,290,113	$ 1,070,697
Investment securities	207,093	268,944	215,729	264,214
FHLB stock	38,630	31,382	38,276	30,082
Interest earning deposits	5,629	1,328	5,164	1,397
Total interest earning assets	$1,528,238	$1,417,620	$1,549,282	$1,366,390

Deposits	$ 955,369	$ 912,184	$ 946,151	$ 891,688
Borrowings	455,434	413,859	490,857	385,034
Total interest bearing liabilities	$1,410,803	$1,326,043	$1,437,008	$1,276,722

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	5.95%	5.65%	5.90%	5.69%
Investment securities	3.33%	3.23%	3.28%	3.18%
FHLB stock	4.73%	3.86%	4.50%	4.47%
Interest earning deposits	3.77%	1.81%	3.60%	1.57%
Total interest earning assets	5.56%	5.15%	5.49%	5.17%

Deposits	2.27%	1.72%	2.19%	1.66%
Borrowings	4.19%	3.76%	4.11%	3.88%
Total interest bearing liabilities	2.89%	2.35%	2.84%	2.33%

(1) Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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